UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K/A
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 14, 2011

ENERGY KING, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-27454

Nevada	20-3161375
(State of Incorporation)	(I.R.S. Employer Identification No.)

26061 Acero, Suite 118	92691
(Address of Principal Executive Offices)	(ZIP Code)

(888) 503-1759
Registrant's Telephone Number, Including Area Code

1929 Main Street, Suite 106, Irvine, CA 92614
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

General.

This Form 8-K/A is being filed by Energy King, Inc., a Nevada corporation (“EKNG” or the “Company”), for the purpose of clarifying and correcting the disclosure contained in the Form 8-K filed on July 20, 2011 regarding the transactions between EKNG and Venue Media LLC, a limited liability corporation organized under the laws of the State of California (“VM”). Specifically, the disclosure in Item 1.01 Entry Into a Material Definitive Agreement has been revised in Item 1.01 below.

Item 1.01 Entry Into a Material Definitive Agreement

Effective July 14, 2011, the Company’s board of directors authorized the execution of an agreement with VM, a company engaged in the business of Owning and operating mobile media marketing businesses, and VM’s sole member, Michael Cummings (the “Stock Purchase Agreement”).

Pursuant to the Stock Purchase Agreement EKNG has agreed to: (i) acquire 100% of the issued and outstanding units in VM; and (ii) issue a new class of convertible preferred stock (“New Class A Convertible Preferred Stock”) that will have voting rights to and be convertible into a number of shares of the Company’s common stock equal to 51% common stock of the Company. The closing of the Stock Purchase Agreement is subject to VM delivering to the Company VM’s audited financial statements and such other documents as may be required by applicable securities laws and the rules and regulations of the Securities and Exchange Commission (“SEC”).

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Stock Purchase Agreement, the Company will file a Certificate of Designation with the State of Nevada setting forth the rights, privileges and preferences as EKNG and VM’s sole member shall determine, based upon the prior written consent of the holders of a majority of the Company’s outstanding common stock, in accordance with the requirements of the Nevada Revised Statutes (“NRS”).

The issuance of the shares New Class A Convertible Stock will be in reliance and based upon the exemption provided under Section 4(2) of the Securities Act of 1933, as amended (the “Act”).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2011, the Company’s board of directors appointed Michael Cummings, the sole member of VM, as Chairman, Chief Executive Officer and President. Mr. Cummings has extensive experience in business start-ups, including the management and operation of a geographically diverse multi-location business. In 2005, Mr. Cummings founded a management consulting firm providing services to both private and public companies. From January 2007 until October 2008, Mr. Cummings served as a director of Remote Surveillance Technologies, Inc., a public company, and from February 2009 until January 2011, Mr. Cummings served as CEO and a director of XNE, Inc., also a public company. In April 1997, Mr. Cummings until March 2005 he founded and served as CEO and President of Western United States Communication Company, with offices in 5 states. Western was engaged in the business of providing network and telecom services. During the period from April 1997 until March 2005, Mr. Cummings was responsible for implementing Western’s strategic direction involving acquisitions, business integration and sales development as well as supervising the company’s overall operations.

On July 14, 2011, Mr. Larry Weinstein, resigned from his position as Executive Vice President of the Company but Mr. Weinstein will continue to serve of the Company’s board of directors.

Item 9.01 Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit Number	Description
10.1	Stock Purchase Agreement, as amended, dated as of July 14, 2011, filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 26, 2011

Energy King, Inc.
By: Michael Cummings, CEO and President
/s/ Michael Cummings